EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the enherent Corp. Amended and Restated 1996 Stock Incentive Plan and the enherent Corp. 2005 Stock Incentive Plan of our report dated June 13, 2005, pertaining to the financial statements of Dynax Solutions, Inc. included in the enherent Corp.’s Current Report (Form 8K/A-1) filed on June 17, 2005.

/s/ CORNICK, GARBER & SANDLER, LLP
CORNICK, GARBER & SANDLER, LLP

New York, NY
August 12, 2005